Exhibit 1.6

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

Amendment No. 5 to the At Market Issuance Sales Agreement

September 5, 2023

B. Riley Securities, Inc. 299 Park Avenue, 21st Floor New York, New York 10171	J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179

Barclays Capital Inc. 745 Seventh Avenue New York, New York, 10019	KeyBanc Capital Markets Inc. 127 Public Square, 7th Floor Cleveland, Ohio 44114

BofA Securities, Inc. One Bryant Park New York, New York 10036	Morgan Stanley & Co. LLC 1585 Broadway New York, NY 10036

Credit Suisse Securities (USA) LLC Eleven Madison Avenue New York, New York 10010-3629	Nomura Securities International, Inc. Worldwide Plaza 309 West 49th Street New York, New York 10019

Goldman Sachs & Co. LLC 200 West Street New York, New York 10282	Truist Securities, Inc. 3333 Peachtree Road NE, 11th Floor Atlanta, Georgia 30326

Jefferies LLC 520 Madison Avenue New York, New York 10022	Wells Fargo Securities, LLC 500 West 33rd Street New York, New York 10001

Ladies and Gentlemen:

Reference is made to the At Market Issuance Sales Agreement, dated May 13, 2020, as amended by Amendment No. 1 to the At Market Issuance Sales Agreement, dated February 26, 2021, as further amended by Amendment No. 2 to the At Market Issuance Sales Agreement, dated March 1, 2022, as further amended by Amendment No. 3 to the At Market Issuance Sales Agreement, dated February 22, 2023, and as further amended by Amendment No. 4 to the At Market Issuance Sales Agreement, dated May 10, 2023 (as amended, the “Agreement”), among Hannon Armstrong Sustainable Infrastructure Capital, Inc., a Maryland corporation (the “Company”), and B. Riley Securities, Inc. (formerly B. Riley FBR, Inc.), Barclays Capital Inc., BofA Securities, Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC, Jefferies LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC, Nomura Securities International, Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC, as an agent and/or principal (each, an “Agent” or collectively, the “Agents”), with respect to the issuance and sale from time to time by the Company of shares of Common Stock having an aggregate gross sales price not to exceed $500,000,000 on the terms set forth in the Agreement.

In connection with the foregoing, the parties hereto wish to amend the Agreement through this Amendment No. 5 to the At Market Issuance Sales Agreement (this “Amendment”) to make certain changes to the Agreement with effect on and after the date hereof (the “Effective Date”).

SECTION 1. Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings assigned thereto in the Agreement.

SECTION 2. Amendments. The parties hereto agree, from and after the Effective Date, that:

(a)	Section 1(xxxv) (REIT Status):

(i) Section 1(xxxv) of the Agreement is hereby amended and restated as follows:

REIT Status. Commencing with its taxable year ended December 31, 2013, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a “real estate investment trust” (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”), and the Company’s current and proposed method of operation as described in the General Disclosure Package and the Prospectus will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code with respect to the Company’s taxable year ending December 31, 2023. The Company currently intends to continue to operate in a manner which would permit it to qualify and be taxed as a REIT under the Code for the taxable year ending on December 31, 2023. All statements regarding the Company’s organization and proposed method of operation set forth in the Prospectus and the General Disclosure Package are true, correct and complete in all material respects.

(b)	Section 3(v) (REIT Status):

(i) Section 3(v) of the Agreement is hereby amended and restated as follows:

REIT Status. The Company will use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2023.

SECTION 4. No Further Amendment. The Agreement, as amended by the Amendment, is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Agreement or any of the documents referred to therein.

SECTION 5. Governing Law. This Amendment and any claim, counterclaim, controversy or dispute of any kind or nature whatsoever arising out of or in any way relating to this Amendment, directly or indirectly, shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 6. Counterparts. This Amendment may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions

Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 7. Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Amendment.

[Signature pages follow]

If the foregoing correctly sets forth the understanding between the Company and each of the Agents, please so indicate in the space provided below for that purpose, whereupon this Amendment and your acceptance shall constitute a binding agreement among the Company and each of the Agents.

Very truly yours,

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

By:	/s/ Jeffrey A. Lipson
Name: Jeffrey A. Lipson
Title: President and Chief Executive Officer

[Signature Page to Amendment No. 5 to the At Market Issuance Sales Agreement]

Accepted and agreed as of the date first above written:

B. RILEY SECURITIES, INC.

By:	/s/ Patrice McNicoll
Name: Patrice McNicoll
Title: SMD & Co-Head of Investment Banking

[Signature Page to Amendment No. 5 to the At Market Issuance Sales Agreement]

BARCLAYS CAPITAL INC.

By:	/s/ Robert Stowe
Name: Robert Stowe
Title: Managing Director

[Signature Page to Amendment No. 5 to the At Market Issuance Sales Agreement]

BOFA SECURITIES, INC.

By:	/s/ Ryan Willingham
Name: Ryan Willingham
Title: Managing Director

[Signature Page to Amendment No. 5 to the At Market Issuance Sales Agreement]

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ George Matsuzaka
Name: George Matsuzaka
Title: Managing Director

[Signature Page to Amendment No. 5 to the At Market Issuance Sales Agreement]

GOLDMAN SACHS & CO. LLC

By:	/s/ Goldman Sachs & Co. LLC
Name: Charles Park
Title: Managing Director

[Signature Page to Amendment No. 5 to the At Market Issuance Sales Agreement]

JEFFERIES LLC

By:	/s/ Donald Lynaugh
Name: Donald Lynaugh
Title: Managing Director

[Signature Page to Amendment No. 5 to the At Market Issuance Sales Agreement]

J.P. MORGAN SECURITIES LLC

By:	/s/ Sanjeet Dewal
Name: Sanjeet Dewal
Title: Managing Director

[Signature Page to Amendment No. 5 to the At Market Issuance Sales Agreement]

KEYBANC CAPITAL MARKETS INC.

By:	/s/ Christopher Malik
Name: Christopher Malik
Title: Managing Director, Equity Capital Markets

[Signature Page to Amendment No. 5 to the At Market Issuance Sales Agreement]

MORGAN STANLEY & CO. LLC

By:	/s/ James Scilacci
Name: James Scilacci
Title: Executive Director

[Signature Page to Amendment No. 5 to the At Market Issuance Sales Agreement]

NOMURA SECURITIES INTERNATIONAL, INC.

By:	/s/ Jason Eisenhauer
Name: Jason Eisenhauer
Title: Managing Director

[Signature Page to Amendment No. 5 to the At Market Issuance Sales Agreement]

TRUIST SECURITIES, INC.

By:	/s/ Michael Davis
Name: Michael Davis
Title: Managing Director

[Signature Page to Amendment No. 5 to the At Market Issuance Sales Agreement]

WELLS FARGO SECURITIES, LLC

By:	/s/ Jaime Cohen
Name: Jaime Cohen
Title: Managing Director

[Signature Page to Amendment No. 5 to the At Market Issuance Sales Agreement]